Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-59281, 333-64389, 333-78317, 333-64300 and 333-103752) and Form S-3 (File Nos. 333-75558, and 333-99693) of L-3 Communications Holdings, Inc. and subsidiaries of our report dated January 27, 2004, except for Note 18, as to which the date is November 11, 2004, relating to the financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
November 11, 2004